Exhibit 99.1

Energy Recovery Reports Fourth Quarter and Fiscal Year End 2019 Financial Results

San Leandro, Calif., March 5, 2020 - Energy Recovery Inc. (Nasdaq: ERII) (“Energy Recovery,” “we,” “our,” or the “Company”), a leader in pressure energy technology for industrial fluid flows, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2019.

Fiscal Year 2019 Highlights:

•	Total product revenue of $72.8 million, an increase of 19% year-over-year

•	Total revenue of $86.9 million, an increase of 17% year-over-year

•	Product gross margin of 72.1%, an increase of 140 basis points year-over-year

•	Income from operations of $10.4 million, an increase of 4% year-over-year

•	Net income of $10.9 million, or diluted earnings per share of $0.19, a decrease of $0.21 year-over-year due to a tax benefit of $11.2 million recognized in 2018

•	Adjusted net income(1) of $9.9 million, or non-GAAP diluted earnings per share(1) of $0.18, a decrease of $0.02 year-over-year

Chairman and Interim President and Chief Executive Officer Robert Mao remarked, “2019 was a year of new highs for Energy Recovery. In our water business, we achieved our third consecutive year of record-setting revenues, we signed our largest-ever desalination project contract, and we enter 2020 with a high degree of confidence based on closed deals that are expected to ship over the next two years. In addition, we executed our largest to date contract for a thermal to seawater reverse osmosis (“SWRO”) desalination replacement project. Thanks to technologies such as our PX® Pressure Exchanger®, SWRO is now much more cost-effective than thermal, encouraging thermal plant owners and operators to replace thermal with SWRO technologies. We estimate this potential TAM to be approximately half a billion dollars at today’s prices and are focused on capturing as much of this opportunity as possible over the coming decade.”

Mr. Mao continued, “The ability to test continually while iterating design enhancements all in our own facility in Katy, Texas has allowed us to improve the VorTeq’s reliability and repeatability. Our ability to process sand in volumes and concentrations used in today’s hydraulic fracturing environment gives me confidence that our testing protocol is working. We intend to continue testing the system in preparation for commercialization, which will include live well testing.”

Mr. Mao concluded, “While the Company’s near-term priorities remain water business growth and VorTeq commercialization, we also made strides in 2019 implementing a structure that will enable a disciplined approach to longer-term growth. I firmly believe Energy Recovery enters this new decade with the right elements in place for continued success.”

Fiscal Year 2019

Revenues
For the year ended December 31, 2019, the Company generated total revenue of $86.9 million, an increase of $12.4 million, or 17%, compared to $74.5 million for the year ended December 31, 2018. This increase was due primarily to Water segment growth.

The Water segment generated total product revenue of $72.7 million for the year ended December 31, 2019, an increase of $12.2 million, or 20%, compared to $60.5 million for the year ended December 31, 2018. This significant increase was due primarily to the growth in our Mega-Project Development (“MPD”) channel.

The Oil & Gas segment generated total revenue of $14.2 million for the year ended December 31, 2019, an increase of $0.2 million, or 1%, compared to $14.0 million for the year ended December 31, 2018, due primarily to an increase in license and development revenue, which is calculated as a percentage of Cost to Total Cost.

Product Gross Margin
For the year ended December 31, 2019, product gross margin was 72.1%, an increase of 140 basis points from 70.7% for the year ended December 31, 2018. This increase was due primarily to higher volume of products sold, favorable product mix, manufacturing equipment upgrades and process improvements.

Operating Expenses
For the year ended December 31, 2019, operating expenses were $56.2 million, an increase of $9.6 million, or 21%, compared to $46.7 million for the year ended December 31, 2018. This increase was due primarily to the Company’s continued investment in research and development in both the Oil & Gas and Water segment, as well as growth in headcount and personnel-related costs.

Bottom Line Summary
To summarize the Company’s financial performance, on an annual basis, the Company reported a net income of $10.9 million, or $0.19 per diluted share, for the year ended December 31, 2019, compared to a net income of $22.1 million, or $0.40 per diluted share, for the year ended December 31, 2018. This decrease was due primarily to a discrete tax benefit of $11.2 million related to the reversal of a non-recurring tax benefit for the year ended December 31, 2018, partially offset by $1.0 million related to an increase in prior years U.S. federal research and development credits for the year ended December 31, 2019. On an adjusted basis, excluding the discrete tax benefit, the Company reported an adjusted net income(1) of $9.9 million, or $0.18 per non-GAAP diluted share, for the year ended December 31, 2019.

Fourth Quarter 2019

Revenues
For the fourth quarter ended December 31, 2019, the Company generated total revenue of $19.5 million, an increase of $1.8 million, or 10%, compared to $17.7 million in the fourth quarter ended December 31, 2018.

The Water segment generated total product revenue of $15.8 million for the fourth quarter ended December 31, 2019, an increase of $1.9 million, or 14%, compared to $13.9 million for the fourth quarter ended December 31, 2018. This increase was due primarily to higher MPD shipments.

The Oil & Gas segment generated total revenue of $3.7 million for the fourth quarter ended December 31, 2019, a decrease of $0.1 million, or (3%), compared to $3.8 million for the fourth quarter ended December 31, 2018. The decrease in revenue was due primarily to no product revenue recognized for the Oil & Gas segment for the fourth quarter ended December 31, 2019.

Product Gross Margin
For the fourth quarter ended December 31, 2019, product gross margin was 71.5%, a decrease of 300 basis points from 74.5% in the fourth quarter ended December 31, 2018. This decrease was due primarily to a change in the product mix.

Operating Expenses
For the fourth quarter ended December 31, 2019, GAAP operating expenses were $15.9 million, an increase of $3.2 million, or 25%, compared to $12.7 million for the fourth quarter ended December 31, 2018. This increase was due primarily to the Company’s continued investment in research and development in both the Oil & Gas and Water segment, as well as growth in headcount and personnel-related costs.

Bottom Line Summary
To summarize the Company’s financial performance, on a quarterly basis, the Company reported a GAAP net loss of $0.6 million, or ($0.01) per diluted share for the fourth quarter ended December 31, 2019, compared to a net income of $2.4 million, or $0.04 per diluted share for the fourth quarter ended December 31, 2018.

Cash Flow Highlights
The Company finished the year ended December 31, 2019 with cash and cash equivalents of $26.4 million, and short-term and long-term investments of $74.2 million, which represents a combined total of $100.5 million.

Forward-Looking Statements
Certain matters discussed in this press release and on the conference call are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the Company’s optimism for the long-term health of our Water business, the Company’s belief that SWRO is more cost effective than thermal technologies, the Company’s belief that thermal plant owners and operators are encouraged to convert to SWRO technologies, the Company’s belief that potential thermal to SWRO conversions represent a half-billion dollar addressable market, the Company’s intention to continue testing the VorTeq system in preparation for commercialization, including live well testing, the Company’s belief that the Company will successfully commercialize the VorTeq system, and the Company’s belief that our business will continue to grow over the next several years. These forward-looking statements are based on information currently available to us and on management’s beliefs, assumptions, estimates, or projections and are not guarantees of future events or results. Potential risks and uncertainties include the Company’s ability to achieve the milestones under the VorTeq license agreement, any other factors that may have been discussed herein regarding the risks and uncertainties of the Company’s business, and the risks discussed under “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) for the year ended December 31, 2019 as well as other reports filed by the Company with the SEC from time to time. Because such forward-looking statements involve risks and uncertainties, the Company’s actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, including total gross margin, adjusted net income and non-GAAP earnings per share. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions, and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

(1)
“Total revenue,” “Total gross margin,” “Adjusted net income” and “Non-GAAP diluted earnings per share” are non-GAAP financial measures. Please refer to the discussion under headings “Use of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures.”

Conference Call to Discuss Fourth Quarter and Fiscal Year End 2019 Financial Results
LIVE CONFERENCE CALL:
Thursday, March 5, 2020, 2:00 PM PST / 5:00 PM EST
Listen-only, US / Canada Toll-Free: +1 (877) 709-8150
Listen-only, Local / International Toll: +1 (201) 689-8354
Access code: 13698251

CONFERENCE CALL REPLAY:
Expiration: Saturday, April 4, 2020
US / Canada Toll-Free: +1 (877) 660-6853
Local / International Toll: +1 (201) 612-7415
Access code: 13698251

Investors may also access the live call or the replay over the internet at ir.energyrecovery.com. The replay will be available approximately three hours after the live call concludes.

Disclosure Information
Energy Recovery uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Energy Recovery’s investor relations website in addition to following Energy Recovery’s press releases, SEC filings, and public conference calls and webcasts.

About Energy Recovery Inc.
For more than 20 years, Energy Recovery, Inc. (NASDAQ: ERII) has created technologies that solve complex challenges in industrial fluid-flow markets. We design and manufacture solutions that reduce waste, improve operational efficiencies, and lower the production costs of clean water and oil and gas. What began as a game-changing invention for water desalination has grown into a global business delivering solutions that enable more affordable access to these critical resources. Both our headquarters in San Leandro, California, and our Commercial Development Center in Katy, Texas house on-site research, development and manufacturing facilities. In addition, our worldwide sales and technical service organization provides on-site support for our line of water solutions. For more information, please visit www.energyrecovery.com.

Contact
Investor Relations
ir@energyrecovery.com
(281) 962-8105

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2019	December 31, 2018
	(In thousands, except share data and par value)
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$26,387	$22,052
Short-term investments	58,736	73,338
Accounts receivable, net of allowance for doubtful accounts of $308 and $396 at December 31, 2019 and December 31, 2018, respectively	12,979	10,212
Contract assets	501	4,083
Inventories, net	10,317	7,138
Prepaid expenses and other current assets	4,047	2,825
Total current assets	112,967	119,648
Contract assets, non-current	191	—
Long-term investments	15,419	1,269
Deferred tax assets, non-current	16,897	18,318
Property and equipment, net	18,843	14,619
Operating lease, right of use asset	11,195	12,189
Goodwill	12,790	12,790
Other intangible assets, net	65	640
Other assets, non-current	407	368
Total assets	$188,774	$179,841
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,192	$1,439
Accrued expenses and other current liabilities	9,869	8,497
Lease liabilities	1,023	926
Contract liabilities	15,746	16,270
Total current liabilities	27,830	27,132
Lease liabilities, non-current	11,533	12,556
Contract liabilities, non-current	13,120	26,539
Other non-current liabilities	278	236
Total liabilities	52,761	66,463
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding at December 31, 2019 and December 31, 2018	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 60,717,702 shares issued and 55,261,767 shares outstanding at December 31, 2019 and 59,396,020 shares issued and 53,940,085 shares outstanding at December 31, 2018	61	59
Additional paid-in capital	170,028	158,404
Accumulated other comprehensive loss	(37)	(133)
Treasury stock, at cost, 5,455,935 shares repurchased at December 31, 2019 and 2018	(30,486)	(30,486)
Accumulated deficit	(3,553)	(14,466)
Total stockholders’ equity	136,013	113,378
Total liabilities and stockholders’ equity	$188,774	$179,841

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
	(In thousands, except per share data)
Product revenue	$15,784	$13,983	$72,834	$61,025
Product cost of revenue	4,492	3,561	20,335	17,873
Product gross profit	11,292	10,422	52,499	43,152

License and development revenue	3,717	3,723	14,108	13,490

Operating expenses:
General and administrative	6,042	5,446	22,832	21,476
Sales and marketing	2,724	1,903	9,434	7,546
Research and development	7,048	5,220	23,402	17,012
Amortization of intangible assets	106	156	575	630
Total operating expenses	15,920	12,725	56,243	46,664
Income (loss) from operations	(911)	1,420	10,364	9,978

Other income (expense):
Interest income	459	500	2,010	1,543
Interest expense	—	—	—	(1)
Other non-operating expense, net	(41)	(15)	(118)	(80)
Total other income, net	418	485	1,892	1,462
Income (loss) before income taxes	(493)	1,905	12,256	11,440
Provision for (benefit from) income taxes	116	(516)	1,343	(10,653)
Net income (loss)	$(609)	$2,421	$10,913	$22,093

Earnings (deficit) per share:
Basic	$(0.01)	$0.04	$0.20	$0.41
Diluted	$(0.01)	$0.04	$0.19	$0.40

Number of shares used in per share calculations:
Basic	55,201	53,897	54,740	53,764
Diluted	55,201	55,217	56,067	55,338

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Years Ended December 31,
	2019	2018
	(In thousands)
Cash flows from operating activities:
Net income	$10,913	$22,093
Adjustments to reconcile net income to cash provided by operating activities
Stock-based compensation	5,676	5,240
Depreciation and amortization	4,395	3,869
Amortization of premiums and discounts on investments	65	362
Foreign currency transactions	(27)	(10)
Realized gain on sale of investments	(10)	—
Provision for warranty claims	402	326
Reversal of accruals related to expired warranties	(193)	(180)
Change in allowance for doubtful accounts	(88)	336
Adjustments for excess or obsolete inventory	21	197
Deferred income taxes	1,421	(10,385)
Loss on disposal of fixed assets	389	408
Changes in operating assets and liabilities:
Accounts receivable, net	(2,679)	1,917
Contract assets	3,391	2,196
Inventories, net	(3,256)	(1,872)
Prepaid and other assets	(263)	(682)
Accounts payable	(373)	(2,274)
Accrued expenses and other liabilities	(600)	87
Income taxes	27	(447)
Contract liabilities	(13,943)	(13,616)
Net cash provided by operating activities	5,268	7,565
Cash flows from investing activities:
Sales of marketable securities	7,608	—
Maturities of marketable securities	78,100	81,268
Purchases of marketable securities	(85,207)	(86,192)
Capital expenditures	(7,382)	(5,235)
Net cash used in investing activities	(6,881)	(10,159)
Cash flows from financing activities:
Net proceeds from issuance of common stock	6,073	4,291
Tax payment for employee shares withheld	(110)	(150)
Repayment of long-term debt	—	(27)
Repurchase of common stock	—	(10,000)
Net cash provided by (used in) financing activities	5,963	(5,886)
Effect of exchange rate differences on cash and cash equivalents	—	(8)
Net change in cash, cash equivalents and restricted cash	4,350	(8,488)
Cash, cash equivalents and restricted cash, beginning of year	22,138	30,626
Cash, cash equivalents and restricted cash, end of year	$26,488	$22,138

ENERGY RECOVERY, INC.
FINANCIAL INFORMATION BY SEGMENT
(Unaudited)

	Three Months Ended December 31, 2019			Three Months Ended December 31, 2018
	Water	Oil & Gas	Total	Water	Oil & Gas	Total
	(In thousands)
Product revenue	$15,784	$—	$15,784	13,884	99	13,983
Product cost of revenue	4,493	(1)	4,492	3,497	64	3,561
Product gross profit (loss)	11,291	1	11,292	10,387	35	10,422

License and development revenue	—	3,717	3,717	—	3,723	3,723

Operating expenses
General and administrative	45	369	414	636	377	1,013
Sales and marketing	2,014	67	2,081	1,538	266	1,804
Research and development	1,031	5,750	6,781	692	4,526	5,218
Amortization of intangibles	106	—	106	156	—	156
Total operating expenses	3,196	6,186	9,382	3,022	5,169	8,191

Operating income (loss)	$8,095	$(2,468)	5,627	7,365	(1,411)	5,953

Less: Corporate operating expenses			6,538			(4,533)
Income from operations			(911)			1,420
Other income, net			418			486
Income before income taxes			$(493)			1,906

	Year Ended December 31, 2019			Year Ended December 31, 2018
	Water	Oil & Gas	Total	Water	Oil & Gas	Total
	(In thousands)
Product revenue	$72,730	$104	$72,834	$60,512	$513	$61,025
Product cost of revenue	20,148	187	20,335	17,211	662	17,873
Product gross profit (loss)	52,582	(83)	52,499	43,301	(149)	43,152

License and development revenue	—	14,108	14,108	—	13,490	13,490

Operating expenses
General and administrative	1,501	1,576	3,077	2,078	1,771	3,849
Sales and marketing	7,072	741	7,813	5,783	1,264	7,047
Research and development	3,825	19,085	22,910	1,711	15,276	16,987
Amortization of intangibles	575	—	575	629	—	629
Total operating expenses	12,973	21,402	34,375	10,201	18,311	28,512

Operating income (loss)	$39,609	$(7,377)	32,232	$33,100	$(4,970)	28,130

Less: Corporate operating expenses			21,868			18,152
Income from operations			10,364			9,978
Other income, net			1,892			1,462
Income before income taxes			$12,256			$11,440

ENERGY RECOVERY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

This press release includes non-GAAP financial information because we plan and manage our business using such information. Our non-GAAP Total Gross Margin is determined by adding back the license and development revenue associated with the amortization of the VorTeq exclusivity fee. Our non-GAAP adjusted net income or loss and non-GAAP diluted earnings per share is determined by adding back non-recurring operating and tax expenses/(benefits).

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
	(In thousands, except per share data)
Product revenue	$15,784	$13,983	$72,834	$61,025
License and development revenue	3,717	3,723	14,108	13,490
Total revenue	$19,501	$17,706	$86,942	$74,515

Product gross profit	$11,292	$10,422	$52,499	$43,152
License and development revenue	3,717	3,723	14,108	13,490
Total gross profit (non-GAAP)	$15,009	$14,145	$66,607	$56,642

Product gross margin	71.5%	74.5%	72.1%	70.7%
Total gross margin (non-GAAP)	77.0%	79.9%	76.6%	76.0%

Net income (loss)	$(609)	$2,418	$10,913	$22,093
Reversal of non-recurring tax benefit	—	(649)	—	(11,159)
Reversal of federal research and development tax credits	—	—	(971)	—
Adjusted net income (loss) (non-GAAP)	$(609)	$1,769	$9,942	$10,934

Earnings (deficit) per share:
Diluted	$(0.01)	$0.04	$0.19	$0.40
Diluted (non-GAAP)	$(0.01)	$0.03	$0.18	$0.20

Number of diluted shares used in per share calculations:
Diluted shares	55,201	55,217	56,067	55,338
Diluted shares (non-GAAP)	55,201	55,217	56,067	55,338